UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                 April 12, 2006
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 12, 2006, we issued $275,000,000 aggregate principal amount of our 6.75% Capital Securities due April 20, 2066 (the "Capital Securities") pursuant to a Prospectus Supplement dated April 12, 2006 to the Prospectus dated March 14, 2006, filed as part of our Registration Statement on Form S-3 (Registration No. 333-132416; effective immediately pursuant to Rule 462(e) of Regulation C of the Securities and Exchange Act of 1933, as amended) filed with the Securities and Exchange Commission. We sold the Capital Securities pursuant to an Underwriting Agreement (the "Underwriting Agreement") among us, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule I to the Underwriting Agreement. The Capital Securities were sold to the underwriters at a price of $24.2125 per security. The Capital Securities were issued under the Junior Subordinated Indenture, dated as of May 1, 1996, between us and J.P. Morgan Trust Company, National Association, as trustee (successor in interest to Bank One Trust Company, National Association and The First National Bank of Chicago) (the "Trustee"), as supplemented by the Second Supplemental Junior Subordinated Indenture, dated as of April 20, 2006 (the "Second Supplemental Junior Subordinated Indenture") between us and the Trustee.

From time to time, certain of the underwriters have provided, and may provide, various financial advisory or investment banking services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Affiliates of Banc of America, Citigroup, Merrill Lynch, UBS and Wachovia acted as lenders under the bridge facility used to finance the cash portion of the merger consideration in connection with the merger of Jefferson-Pilot into a wholly owned subsidiary of LNC. In addition, affiliates of Banc of America, Citigroup, Merrill Lynch, Morgan Stanley, UBS, and Wachovia have acted as lenders in a $1.0 billion new line capacity and affiliates of Banc of America, Citigroup, HSBC Securities, Merrill Lynch, Morgan Stanley and Wachovia have acted as lenders in a $1.5 billion amendment to existing lines of credit. Morgan Stanley acted as merger and acquisition advisor to Jefferson-Pilot in our merger with Jefferson-Pilot and provided a fairness opinion on that transaction. In addition to certain of the underwriters participating in the recent offering of senior notes and the expected further offering of capital securities, the underwriters may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity and investment products of our subsidiaries.

The preceding is a summary of the terms of the Underwriting Agreement, the Second Supplemental Junior Subordinated Indenture and the Capital Securities, and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1, the Second Supplemental Junior Subordinated Indenture attached as Exhibit 4.1 and the Form of Capital Securities attached as Exhibit 4.2 and each is incorporated herein by reference as though it were fully set forth herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

The Exhibit Index beginning on page E-1 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By:	/s/ Frederick J. Crawford
Name: Frederick J. Crawford
Title: Senior Vice President and
Chief Financial Officer

Date: April 20, 2006

EXHIBIT INDEX

1.1
Underwriting Agreement, dated April 12, 2006, between the Company and Citigroup Global Markets, Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain other underwriters.

4.1	Second Supplemental Junior Subordinated Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as trustee, dated April 20, 2006.
4.2	Form of 6.75% Capital Securities due 2066 of Lincoln Financial Corporation.
5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.
8.1	Tax Opinion of Shearman & Sterling LLP.
23.1	Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit 8.1 of this current report).
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1 of this current report).

E-1